EXHIBIT 99.1
Dynatrace Reports First Quarter Fiscal Year 2026 Financial Results
Exceeds high end of guidance across all metrics
Delivers Subscription Revenue growth of 19% on a constant currency basis
Achieves GAAP Operating Margin of 13% and Non-GAAP Operating Margin of 30%

BOSTON, Mass., August 6, 2025 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the first quarter of fiscal 2026 ended June 30, 2025.
"We delivered a strong start to the fiscal year, exceeding guidance across all our metrics, driven by a large number of seven-figure expansion deals and accelerating log management deployment," said Rick McConnell, Chief Executive Officer of Dynatrace. “Cloud modernization and AI have caused an explosion of data and complexity that is compelling customers to move away from fragmented tools toward an end-to-end observability platform. Our 3rd generation platform, with Grail at its core, was purpose-built to address this market shift, providing deterministic insights that can lead to more resilient software and serve as a trustworthy foundation for an agentic AI future.”

First Quarter Fiscal 2026 Financial and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2025, unless otherwise noted.
Financial Highlights:
•Total ARR of $1,822 million, an increase of 18%, or 16% on a constant currency basis
•Total revenue of $477 million, an increase of 20%, or 19% on a constant currency basis
•Subscription revenue of $458 million, an increase of 20%, or 19% on a constant currency basis
•GAAP income from operations of $62 million and non-GAAP income from operations of $143 million
•GAAP net income per share of $0.16 and non-GAAP net income per share of $0.42, on a dilutive basis
Business Highlights:
•Go-to-market traction:
•Dynatrace closed 12 expansion deals greater than $1 million in annual contract value (ACV) in the quarter, 10 of which were in collaboration with partners, and 50% of the deals had significant Log Management deployments.
•Dynatrace Platform Subscription (DPS) licensing models continue to gain traction with over 45% of our customer base and over 65% of our ARR leveraging this flexible, scalable, and transparent subscription approach.

•Industry and customer recognition:
•Positioned highest in Execution in the 2025 Gartner® Magic Quadrant™ for Observability Platforms. This is the 15th consecutive year that Gartner has named Dynatrace a Leader in this report.1
•Ranked #1 across four of six use cases in the 2025 Gartner Critical Capabilities for Observability Platforms Report.2
•Named a Customers' Choice in the 2025 Gartner Peer Insights Voice of the Customer for Digital Experience Monitoring.3
•Named a Leader and Outperformer in the 2025 GigaOm Radar for Kubernetes Observability.

•Product innovation:
•Announced significant advancements to Dynatrace's 3rd generation platform, enhancing Cloud-Native, AI-Observability, and Log Management capabilities, to help customers further simplify operations and accelerate innovation.
•Announced general availability of Live Debugger, delivering real-time, non-intrusive insights that accelerate problem solving and streamline performance monitoring at scale.
•Expanded the Dynatrace platform with agentic AI capabilities designed to prevent issues, optimize resources, and adapt autonomously.

•Partner traction:
•Announced a new collaboration to integrate Dynatrace's full-stack, AI and LLM observability solution with NVIDIA’s Enterprise AI Factory, enabling customers to deploy their own AI factory with real-time observability and AI-powered insights.
•Announced Dynatrace agent support for Amazon Bedrock Agent monitoring, OpenAI Agent Software Development Kit (SDK), and Google Agent Development Kit (ADK) to help customers improve performance and compliance and provide detailed debugging tools.
•Added Red Hat OpenShift AI to the Dynatrace AI Ready Initiative to help customers innovate more confidently with AI.
•Integrated DXC's Modernization Studio into the Dynatrace platform to help enterprises leverage AI and machine learning to modernize applications and remove unproductive technical debt.

Share Repurchase Program
•During the first quarter of fiscal 2026, Dynatrace spent $45 million to repurchase 905,000 shares at an average price of $49.76 under its $500 million share repurchase program. From the inception of the program in May 2024 through June 30, 2025, Dynatrace has repurchased 4.4 million shares for $218 million at an average price of $49.99.

First Quarter 2026 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Annual recurring revenue (ARR):
Total ARR	$1,822,205	$1,540,631
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	16%

Revenue:
Total revenue	$477,349	$399,220
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	19%

Subscription revenue	$457,507	$381,576
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	19%

GAAP Financial Measures:
GAAP income from operations	$62,338	$42,029
GAAP operating margin	13%	11%

GAAP net income	$47,955	$38,620

GAAP net income per share - diluted	$0.16	$0.13

GAAP shares outstanding - diluted	304,160	300,966

Net cash provided by operating activities	$269,692	$230,741
Net cash provided by operating activities as a percent of revenue	56%	58%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$143,106	$114,250
Non-GAAP operating margin	30%	29%

Non-GAAP net income	$126,277	$98,926

Non-GAAP net income per share - diluted	$0.42	$0.33

Non-GAAP shares outstanding - diluted	304,160	300,966

Free Cash Flow	$262,016	$227,382
Free Cash Flow margin	55%	57%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of August 6, 2025, Dynatrace is issuing guidance for the second quarter and updating its previous guidance for full year fiscal 2026 in the table below.
This guidance is based on foreign exchange rates as of July 31, 2025. We now expect foreign exchange to be a tailwind of approximately $34 million on ARR and approximately $29 million on revenue for fiscal 2026 compared to ARR and revenue at constant currency. This represents an incremental tailwind of approximately $13 million to ARR and $12 million to revenue. This guidance also excludes the impact of any share repurchases after June 30, 2025.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the second quarter and full year of fiscal 2025.

(In millions, except per share data)	Q2 Fiscal 2026 Guidance
Total revenue	$484 - $489
As reported	16% - 17%
Constant currency	15% - 16%
Subscription revenue	$464 - $469
As reported	16% - 17%
Constant currency	15% - 16%
Non-GAAP income from operations	$140 - $145
Non-GAAP operating margin	29% - 29.5%
Non-GAAP net income	$122 - $127
Non-GAAP net income per diluted share	$0.40 - $0.41
Diluted weighted average shares outstanding	306 - 307

(In millions, except per share data)	Current Guidance Fiscal 2026	Prior Guidance Fiscal 2026*	Guidance Change at Midpoint**
ARR	$1,988 - $2,003	$1,975 - $1,990	$13
As reported	15% - 16%	14% - 15%	100 bps
Constant currency	13% - 14%	13% - 14%	—
Total revenue	$1,970 - $1,985	$1,950 - $1,965	$20
As reported	16% - 17%	15% - 16%	100 bps
Constant currency	14% - 15%	14% - 15%	—
Subscription revenue	$1,884 - $1,899	$1,865 - $1,880	$19
As reported	16% - 17%	15% - 16%	100 bps
Constant currency	14% - 15%	14% - 15%	—
Non-GAAP income from operations	$563 - $573	$560 - $570	$3
Non-GAAP operating margin	29%	29%	—
Non-GAAP net income	$488 - $500	$481 - $494	$7
Non-GAAP net income per diluted share	$1.58 - $1.61	$1.56 - $1.59	$0.02
Diluted weighted average shares outstanding	309 - 310	309 - 310	—
Free cash flow	$505 - $515	$505 - $515	—
Free cash flow margin	26%	26%	—
*Prior guidance was issued on May 14, 2025.
**Guidance change at midpoint is rounded to the nearest million.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, August 6, 2025. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13754900. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 4, 2025, by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13754900. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.
About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2025 Dynatrace LLC.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dynatrace's capabilities and platform and the impact of cloud modernization and AI, the expected and current benefits that we believe organizations receive from using the Dynatrace platform and offerings of our partners, and our financial and business outlook, including our financial guidance for the second quarter and full year of fiscal 2026. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Gartner Disclaimers
1) Gartner, Magic Quadrant for Observability Platforms, Gregg Siegfried, Matt Crossley, Padraig Byrne, Andre Bridges, Martin Caren, 7 July 2025.

2) Gartner, Critical Capabilities for Observability Platforms, Gregg Siegfried, Matt Crossley, Padraig Byrne, Andre Bridges and Martin Caren, 8 July 2025.

3) Gartner, Peer Insights Voice of the Customer for Digital Experience Monitoring, By Peer Contributors, 23 May 2025.

Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose. Reviews have been edited to account for errors and readability.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, MAGIC QUADRANT and Gartner Peer Insights are registered trademarks of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Dynatrace was recognized as Compuware from 2010-2014.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Revenue:
Subscription	$457,507	$381,576
Service	19,842	17,644
Total revenue	477,349	399,220
Cost of revenue:
Cost of subscription	65,018	53,572
Cost of service	19,355	16,802
Amortization of acquired technology	836	4,379
Total cost of revenue	85,209	74,753
Gross profit	392,140	324,467

Operating expenses:
Research and development	108,172	87,578
Sales and marketing	165,314	145,106
General and administrative	56,304	44,978
Amortization of other intangibles	12	4,776
Total operating expenses	329,802	282,438
Income from operations	62,338	42,029
Interest income, net	12,295	12,775
Other income (expense), net	6,757	(2,035)
Income before income taxes	81,390	52,769
Income tax expense	(33,435)	(14,149)
Net income	$47,955	$38,620
Net income per share:
Basic	$0.16	$0.13
Diluted	$0.16	$0.13
Weighted average shares outstanding:
Basic	300,153	297,358
Diluted	304,160	300,966
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2025	2024
Cost of revenue	$9,850	$7,730
Research and development	26,861	21,580
Sales and marketing	20,034	16,022
General and administrative	15,150	12,325
Total share-based compensation	$71,895	$57,657

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2025	March 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,247,381	$1,017,039
Short-term investments	99,013	96,189
Accounts receivable, net	292,086	624,437
Deferred commissions, current	112,430	109,895
Prepaid expenses and other current assets	100,909	83,901
Total current assets	1,851,819	1,931,461
Long-term investments	50,641	51,648
Property and equipment, net	66,002	61,522
Operating lease right-of-use assets, net	79,214	67,479
Goodwill	1,343,839	1,336,435
Intangible assets, net	25,460	25,534
Deferred tax assets, net	527,791	529,550
Deferred commissions, non-current	95,630	95,297
Other assets	40,539	40,752
Total assets	$4,080,935	$4,139,678

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$7,989	$27,286
Accrued expenses, current	207,023	252,503
Deferred revenue, current	1,002,189	1,087,518
Operating lease liabilities, current	15,316	13,979
Total current liabilities	1,232,517	1,381,286
Deferred revenue, non-current	47,186	50,989
Accrued expenses, non-current	30,074	24,452
Operating lease liabilities, non-current	72,432	61,384
Deferred tax liabilities	440	419
Total liabilities	1,382,649	1,518,530

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 301,715,672 and 299,813,048 shares issued and outstanding at June 30, 2025 and March 31, 2025, respectively	302	300
Additional paid-in capital	2,399,604	2,370,563
Retained earnings	332,882	284,927
Accumulated other comprehensive loss	(34,502)	(34,642)
Total shareholders' equity	2,698,286	2,621,148
Total liabilities and shareholders' equity	$4,080,935	$4,139,678

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$47,955	$38,620
Adjustments to reconcile net income to cash provided by operations:
Depreciation	5,095	4,305
Amortization	1,366	9,672
Share-based compensation	71,895	57,657
Deferred income taxes	3,750	(22,649)
Other	(7,051)	1,601
Net change in operating assets and liabilities:
Accounts receivable	343,732	355,441
Deferred commissions	2,727	2,121
Prepaid expenses and other assets	(8,840)	(8,064)
Accounts payable and accrued expenses	(73,110)	(78,265)
Operating leases, net	605	1,791
Deferred revenue	(118,432)	(131,489)
Net cash provided by operating activities	269,692	230,741

Cash flows from investing activities:
Purchase of property and equipment	(7,482)	(3,359)
Capitalized software additions	(194)	—
Acquisition of a business, net of cash acquired	—	(100)
Purchases of investments	(28,824)	(40,886)
Proceeds from sales and maturities of investments	28,052	8,750
Net cash used in investing activities	(8,448)	(35,595)

Cash flows from financing activities:
Payments of deferred consideration related to acquisition of a business	(2,210)	—
Payments of deferred consideration related to capitalized software additions	(552)	(552)
Proceeds from employee stock purchase plan	11,871	10,389
Proceeds from exercise of stock options	2,415	4,215
Repurchases of common stock	(45,031)	(48,556)
Taxes paid related to net share settlement of equity awards	(10,347)	(8,306)
Net cash used in financing activities	(43,854)	(42,810)

Effect of exchange rates on cash and cash equivalents	12,952	(1,004)

Net increase in cash and cash equivalents	230,342	151,332

Cash and cash equivalents, beginning of period	1,017,039	778,983
Cash and cash equivalents, end of period	$1,247,381	$930,315

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended June 30, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$85,209	$(9,850)	$(1,416)	$(836)	$—	$73,107
Gross profit	392,140	9,850	1,416	836	—	404,242
Gross margin	82%					85%
Research and development	108,172	(26,861)	(3,403)	—	—	77,908
Sales and marketing	165,314	(20,034)	(2,301)	—	—	142,979
General and administrative	56,304	(15,150)	(905)	—	—	40,249
Amortization of other intangibles	12	—	—	(12)	—	—
Income from operations	62,338	71,895	8,025	848	—	143,106
Operating margin	13%					30%

	Three Months Ended June 30, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$74,753	$(7,730)	$(886)	$(4,379)	$—	$61,758
Gross profit	324,467	7,730	886	4,379	—	337,462
Gross margin	81%					85%
Research and development	87,578	(21,580)	(2,409)	—	(3)	63,586
Sales and marketing	145,106	(16,022)	(1,504)	—	—	127,580
General and administrative	44,978	(12,325)	(610)	—	3	32,046
Amortization of other intangibles	4,776	—	—	(4,776)	—	—
Income from operations	$42,029	$57,657	$5,409	$9,155	$—	$114,250
Operating margin	11%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Non-GAAP net income:
Net income	$47,955	$38,620
Income tax expense	33,435	14,149
Non-GAAP effective cash tax	(28,664)	(27,094)
Interest income, net	(12,295)	(12,775)
Cash received from interest, net	11,835	11,770
Share-based compensation	71,895	57,657
Employer payroll taxes on employee stock transactions	8,025	5,409
Amortization of intangibles	848	9,155
Transaction, restructuring, and other	—	—
(Gain) loss on currency translation	(6,757)	2,035
Non-GAAP net income	$126,277	$98,926

Share count:
Weighted-average shares outstanding - basic	300,153	297,358
Weighted-average shares outstanding - diluted	304,160	300,966

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	300,153	297,358
Weighted-average shares outstanding - diluted	304,160	300,966

Non-GAAP net income per share:
Net income per share - basic	$0.16	$0.13
Net income per share - diluted	$0.16	$0.13
Non-GAAP net income per share - basic	$0.42	$0.33
Non-GAAP net income per share - diluted	$0.42	$0.33

	Three Months Ended June 30,
	2025	2024
Free cash flow:
Net cash provided by operating activities	$269,692	$230,741
Purchase of property and equipment	(7,482)	(3,359)
Capitalized software additions	(194)	—
Free cash flow	$262,016	$227,382

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Relations:
Dynatrace PR Team
pr-team@dynatrace.com